EXHIBIT 4.15

GUARANTY

               GUARANTY, dated as of February 9, 2007 (this “Guaranty”), made by each of the undersigned (each, together with each other Person who becomes a party to this Guaranty by execution of a joinder in the form of Exhibit A attached hereto, a “Guarantor” and, collectively, the “Guarantors”), in favor of Prencen Lending LLC, a Delaware limited liability company (“Prencen”), Watershed Capital Partners, L.P., a Delaware limited partnership, and Watershed Capital Institutional Partners, L.P., a Delaware limited partnership (together, “Watershed”, and together with Prencen, the “Lenders” and each, a “Lender”).

W I T N E S S E T H:

                WHEREAS, Ascendia Brands, Inc., a Delaware corporation (the “Company”) has authorized a new series of secured convertible notes of the Company to be issued in accordance with the Securities Purchase Agreement (as defined below);

                WHEREAS, contemporaneously herewith, the Company, Prencen and the other buyers identified on the signature pages thereof are entering into that certain Third Amended and Restated Securities Purchase Agreement of even date herewith (the “Prencen Securities Purchase Agreement”), which will amend and restate the Second Amended and Restated Securities Purchase Agreement, and pursuant to which the Company will redeem $15,000,000 in aggregate principal amount of the Amended Note (as defined in the Prencen Securities Purchase Agreement) and the remaining $76,000,000 in principal amount of the Amended Note will be surrendered to the Parent and cancelled and a new note (the “Prencen Note”) will be issued by the Parent to Prencen in the amount of $76,000,000;

                WHEREAS, contemporaneously herewith, the Company has agreed, upon the terms and subject to the conditions set forth in that certain Securities Purchase Agreement of even date herewith (the “Watershed Securities Purchase Agreement”, together with the Prencen Securities Purchase Agreement, individually and collectively, the “Securities Purchase Agreement”), by and among the Company and Watershed, to issue and sell to Watershed, a new series of secured convertible notes (collectively, the “Watershed Note”, and together with the Prencen Note, individually and collectively, the “Secured Note”) in the aggregate amount of $10,000,000;

               WHEREAS, as a condition to the Lenders acquiring the Secured Note, the Lenders require that each of the Guarantors enter into this Guaranty, and each of the undersigned Guarantors has determined that its execution, delivery and performance of this Guaranty directly benefits, and are within the company purposes and in the best interests of, such Guarantor.

               NOW, THEREFORE, in consideration of the premises and the agreements herein each Guarantor hereby agrees with the Lenders as follows:

               SECTION 1.  Definitions and Construction. Reference is hereby made to the Secured Note for a statement of the terms thereof. All terms used in this Guaranty that are defined in the Secured Note and not otherwise defined herein shall have the same meanings herein as set forth therein. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

                “Collateral” has the meaning specified therefor in the Security Agreement.

                “Material Adverse Effect” has the meaning specified therefor in Securities Purchase Agreement.

                “Required Lender Group” has the meaning specified therefor in the Security Agreement.

               SECTION 2. The Guaranty

               (a)      Guaranty of Guaranteed Obligations. Each Guarantor jointly and severally with each other and any subsequent guarantor hereby (i) unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment in full when due to a Lender, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Obligations of the Company to such Lender, now or hereafter existing under any Transaction Document, whether for principal, interest (including, without limitation, all capitalized interest and all interest that accrues after the commencement of any proceeding commenced by or against any Loan Party under any provision of the United States Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement or other similar relief (each such proceeding, an “Insolvency Proceeding ”), irrespective of whether a claim therefor is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Company, being the “Guaranteed Obligations”), and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by any of the Lenders or the Collateral Agent in enforcing any of their rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to a Lender under the applicable Transaction Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Company.

               (b)      Limitation on Amount Guaranteed; Contribution by Guarantors. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as defined below) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor, (x) in respect of intercompany Indebtedness to any other Guarantor, the Company or their Affiliates to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of any subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount).

          SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

          (a)     Each Guarantor absolutely and unconditionally, jointly and severally with each other and any subsequent guarantor hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against the Company or any other Guarantor (each a “Loan Party” and together the “Loan Parties”) or whether any Loan Party is joined in any such action or actions. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows; provided, that nothing contained herein shall amend, contradict or alter any rights or obligations that any Guarantor, the Company or any Lender may have under the Secured Note or related documents or any term or provision thereof:

                     (i)     This Guaranty is a guaranty of payment when due and not of collectibility.

                     (ii)     With the consent of the Required Lender Group, the Lenders and/or the Collateral Agent (on behalf of the Lenders) may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Secured Note notwithstanding the existence of any dispute between the Company and any Lender with respect to the existence of such Event of Default.

                     (iii)     Payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any Lender is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations.

                     (iv)     Should a Guarantor (other than Lander Co. Canada Limited or Cenuco, Inc.) become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any debtor relief law or become a party to or be made the subject of any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of the Lenders hereunder, then, the Guaranteed Obligations shall be, as between such Guarantor and the Lenders, a fully matured, due, and payable obligation of the Guarantor to the Lenders, payable in full by the

Guarantor to the Lenders upon demand, which obligations shall be an amount equal to the estimated amount owing in respect of the contingent claim created hereunder as reasonably estimated by the Lenders unless the petition or application described above which was filed or commenced against the Guarantor is dismissed within 60 days from the date of filing.

               (b)      The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, any defenses it may now or hereafter have in any way relating to, any or all of the following:

                     (i)     any illegality or lack of validity or enforceability of the Guaranteed Obligations, any Transaction Document or any agreement or instrument relating thereto;

                     (ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other rescission, amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                     (iii)     any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                     (iv)     the existence of any claim, set-off, defense or other right that the Guarantors may have at any time against any Person, including, without limitation, the Lenders;

                     (v)     any change, restructuring or termination of the corporate or company structure or existence of any Loan Party;

                     (vi)     any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

                     (vii)     the application of payments received from any source (other than payments received pursuant to the Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; or

                     (viii)      any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety other than payment in full of all Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

               (c)      This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the cash payment in full of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by each Lender (subject to the limitations set forth in the Transaction Documents) and its permitted successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), except as otherwise provided in the Transaction Documents, any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under the Secured Note or any Transaction Document (including, without limitation, all or any portion of the Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in the Secured Note and Transaction Documents.

               SECTION 4. Waivers. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lenders exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Lender to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source or to exhaust any right or take any action against any other Loan Party or any other Person or any Collateral, (iv)  any requirement that any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person or any Collateral and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Lenders shall have no obligation to marshall any assets in favor of such Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and in the Secured Note and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

               SECTION 5. Subrogation; Subordination of Other Obligations.

               (a)      No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders, to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty and the Secured Note, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make a payment to the Lenders of all or any part of the Guaranteed Obligations, and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full, the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment by such Guarantor.

               (b)      Any Indebtedness of the Company or any Guarantor now or hereafter held by any other Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness of any Borrower to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Lenders and shall forthwith be paid over to the Lenders to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty; provided that prior to the occurrence of an Event of Default, Guarantors may borrow, repay and reborrow intercompany Indebtedness from any Borrower to the extent such intercompany Indebtedness is permitted under the Transaction Documents and the Permitted Senior Indebtedness.

          SECTION 6. Representations, Warranties and Covenants. Each Guarantor hereby represents and warrants to each Lender as follows:

               (a)      Each Guarantor (i) is duly organized, validly existing and in good standing under the laws of the state or other applicable jurisdiction of its organization as set forth on the first page hereof, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

               (b)      The execution, delivery and performance by each Guarantor of this Guaranty and each other Transaction Document to which each Guarantor is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by- laws or its other constitutive documents, as applicable, or any applicable law or any material contract or any contractual restriction binding on or otherwise affecting any Guarantor or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document or any Permitted Lien) upon or with respect to any of its properties, and (iv)  do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties.

               (c)      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or Person is required to be obtained or made by any Guarantor in connection with the due execution, delivery and performance by each Guarantor of this Guaranty or any other Transaction Document to which any Guarantor or such Lender is or will be a party.

               (d)      Each of this Guaranty and the other Transaction Documents to which each Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

               (e)      (i) Except as set forth in Schedule I, there is no pending or, to the best knowledge of each Guarantor, threatened action, suit or proceeding affecting any Guarantor or its properties before any court or other governmental authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any other Transaction Document to which any Guarantor or such Lender is a party or any transaction contemplated hereby or thereby and (ii) as of the date hereof, except as otherwise disclosed to the Lenders in writing, no Guarantor holds any Commercial Tort Claims (as defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York) in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

               (f)      Each Guarantor (i) has read and understands the terms and conditions of the Secured Note and the other Transaction Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Loan Parties, and has no need of, or right to obtain from the Lenders, any credit or other information concerning the affairs, financial condition or business of the Company or the other Loan Parties that may come under the control of any Lender.

               SECTION 7. Right of Set-off. With the consent of the Required Lender Group and subject to Section 12, upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all obligations of each Guarantor now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. Each Lender agrees to notify each other Lender and each Guarantor promptly after any such set-

off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have under this Guaranty or any other Transaction Document, at law or otherwise.

               SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by facsimile transmission or delivered, if to any Guarantor, to it in care of the Company at the address set forth in the Securities Purchase Agreement; or as to such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

               SECTION 9. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE . EACH OF THE GUARANTORS AND THE LENDERS, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF THE GUARANTORS AND LENDERS HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS DESCRIBED IN SECTION 8 HEREOF AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IN THE EVENT THAT ANY PROVISION OF THIS GUARANTY IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS GUARANTY. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION TO COLLECT ON SUCH

GUARANTOR’S OBLIGATIONS TO SUCH LENDER, TO REALIZE ON ANY COLLATERAL OR ANY OTHER SECURITY FOR SUCH OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT RULING IN FAVOR OF ANY LENDER.

               SECTION 10. WAIVER OF JURY TRIAL, ETC. EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS GUARANTY.

               SECTION 11. Taxes.

               (a)      Any and all payments by any Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender by the jurisdiction in which such Person is organized, has its principal lending office or has its applicable lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”). If any Guarantor shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, (i) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11) such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

               (b)      In addition, each Guarantor agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (“Other Taxes”). Each Guarantor shall deliver to each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

               (c)      Each Guarantor hereby jointly and severally indemnifies and agrees to hold each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 11) paid by such Lender, whether or not such Taxes and Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Lender makes written demand therefore specifying in reasonable detail the nature and amount of such taxes.

               (d)      No Guarantor shall be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Guaranty to the extent that the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Guaranty.

               (e)      Any Lender claiming any indemnity payment or additional payment amounts payable pursuant to this Section 11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender to disclose any information such Lender deems confidential and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

               (f)      The obligations of the Guarantors under this Section 11 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder and under the Secured Note.

               SECTION 12. Payments; Ratable Sharing.  Any amounts paid or advanced to the Lenders by a Guarantor pursuant to this Guaranty shall be made to each of the Lenders simultaneously and proportionately based on their respective Conversion Amounts as of the date of determination.  If any Lender receives a payment from a Guarantor pursuant to this Guaranty, whether by voluntary payment, through the exercise of any right of setoff or banker’s lien, by counterclaim or cross-action or by the enforcement of any right under this Guaranty or otherwise, and such payment reduces a proportion of such Lender’s Conversion Amount which is greater than the proportion received by any other Lender in respect of such other Lender’s Conversion Amount, then the Lender receiving such proportionately greater payment shall notify each other Lender of the receipt of such payment, and pay a portion of such payment to each other Lender(s) so that all payments made by the Guarantors under this Guaranty are shared by all Lenders in proportion to their respective Conversion Amounts.

               SECTION 13. Miscellaneous.

               (a)      Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to each Lender, at such address specified by such Lender from time to time by notice to each Guarantor.

               (b)      Subject to Section 17 of the Secured Note, no amendment or waiver of any provision of this Guaranty and no consent to any departure by each Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Required Lender Group (as defined in the Security Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (c)      No failure on the part of the Lenders to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lenders provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lenders under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Lenders to exercise any of their rights under any other Transaction Document against such party or against any other Person.

               (d)      Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               (e)      This Guaranty shall (i) be binding on each Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Lenders hereunder, to the benefit of the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by Section 18 of the Secured Note, any Lender may assign or otherwise transfer its rights and obligations under the Secured Note or any other Transaction Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lenders herein or otherwise. None of the rights or obligations of each Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of all of the Lenders.

               (f)      This Guaranty reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

               (g)      Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

               (h)      THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS GUARANTY SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK.

               (i)      The specification under this Guaranty of United States dollars and payment in New York City is of the essence. The Guarantor’s obligations hereunder and under the other Transaction Documents to make payments in United States dollars and shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than United States dollars, except to the extent that such tender or recovery results in the effective receipt by the Lenders of the full amount of United States dollars expressed to be payable to the Lenders under this Guaranty or the other Transaction Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than United States dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in United States dollars, the rate of exchange used shall be that at which the Lender could, in accordance with normal banking procedures, purchase United States dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantors in respect of any such sum due from it to the Lender hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Lenders receive any sum adjudged to be so due in the Judgment Currency, the Lenders may, in accordance with normal banking procedures, purchase United States dollars with the Judgment Currency. If the United States dollars so purchased are less than the sum originally due to the Lenders in United States dollars, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders against such loss, and if the United States dollars so purchased exceed the sum originally due to the Lenders in United States dollars, the Lenders agree to promptly remit to the Guarantors such excess.

               (j)      Upon the disposition of the capital stock of a Guarantor, to the extent permitted by the Secured Note, the Lenders will authorize the release of such Guarantor from this Guaranty, and take other action reasonably requested by such Guarantor (at the sole cost and expense of such Guarantor) in connection with such disposition.

               SECTION 14. Additional Guarantors. The initial Guarantors hereunder shall be such of the direct and indirect Subsidiaries of the Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional direct and indirect Subsidiaries of the Company may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a joinder in the form of Exhibit A attached hereto. Upon delivery of any such joinder to each Lender, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Lenders not to cause any Subsidiary of the Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GUARANTORS:	HERMES ACQUISITION COMPANY I LLC,
a Delaware limited liability company

	By:	Ascendia Brands, Inc., as Manager

	By:	/s/ Joseph A. Falsetti
	Name:	Joseph A. Falsetti
	Title:	President & Chief Executive Officer

CENUCO, INC.,
a Florida corporation

	By:	/s/ Robert Picow
	Name:	Robert Picow
	Title:	President

ASCENDIA REAL ESTATE, LLC,
a New York limited liability company

	By:	Hermes Acquisition Company I LLC, as Manager

	By:	Ascendia Brands, Inc., as Manager

	By:	/s/ Joseph A. Falsetti
	Name:	Joseph A. Falsetti
	Title:	President & Chief Executive Officer

ASCENDIA BRANDS CO., INC.,
a New Jersey corporation

	By:	/s/ Joseph A. Falsetti
	Name:	Joseph A. Falsetti
	Title:	President & Chief Executive Officer

LANDER CO., INC.,
a Delaware corporation

	By:	/s/ Franco S. Pettinato
	Name:	Franco S. Pettinato
	Title:	Chief Licensing & Technology Officer

LANDER INTANGIBLES CORPORATION,
a Delaware corporation

	By:	/s/ Franco S. Pettinato
	Name:	Franco S. Pettinato
	Title:	Chief Licensing & Technology Officer

LENDER GROUP	PRENCEN LENDING LLC,
a Delaware limited liability company

	By:	Prentice Capital Management, LP, as Manager

	By:	/s/ Mathew Hoffman
	Name:	Mathew Hoffman
	Title:	General Counsel

WATERSHED CAPITAL PARTNERS, L.P.,
a Delaware limited partnership

	By:	WS Partners, L.L.C., as General Partner

	By:	/s/ Meridee A. Moore
	Name:	Meridee A. Moore
	Title:	Senior Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P., a Delaware limited partnership

	By:	WS Partners, L.L.C., as General Partner

	By:	/s/ Meridee A. Moore
	Name:	Meridee A. Moore
	Title:	Senior Managing Member

EXHIBIT A

FORM OF JOINDER TO GUARANTY

               The undersigned, _____________, a ___________________, hereby joins in the execution of that certain Guaranty dated as of February 9, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) issued and executed by each Person that is or becomes a Guarantor thereunder on and/or after the date and pursuant to the terms thereof to and in favor of the Lenders. By executing this Joinder, the undersigned hereby agrees that it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor. The undersigned agrees to be bound by all of the terms and provisions of the Guaranty and represents and warrants that the representations and warranties set forth in Section 6 of the Guaranty are, with respect to the undersigned, true, complete and correct as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Guaranty.

               IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of _________, 200_.

[Name of Guarantor]

By:
Name:
Title:

Address: